UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2012

WIN GLOBAL MARKETS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51255	98-0374121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Igal Alon Street, Tel-Aviv, Israel	67891
(Address of principal executive offices)	Zip Code)

(972)-73-755-4500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

A special meeting of stockholders of the registrant was held on January 25, 2012.  Of the 62,241,531 shares of Common Stock entitled to vote at the special meeting, stockholders representing 34,912,465 shares of Common Stock were present in person or by proxy.  The registrant’s stockholders approved an amendment (the “Amendment”) to the amended Articles of Incorporation of the registrant to increase the number of authorized shares of Common Stock from 75,000,000 shares, par value $0.001 per share, to 150,000,000 shares, par value $0.001 per share.  Holders of 34,149,776 shares voted “for” the Amendment, holders of 762,689 shares voted “against” the Amendment, and no holders of shares abstained from the vote.  There were no broker non-votes with respect to the Amendment.  The results reported herein are final voting results.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WIN GLOBAL MARKETS, INC. (registrant)

Date: January 30, 2012	By:	/s/ Shimon Citron
Shimon Citron
Chief Executive Officer